Exhibit 10.5

English Translation

Execution Copy

Date: October 9, 2009

Shareholders’ Agreement

among

King Reach Limited (“King Reach”)

and

Great Faith Group Limited (“Great Faith”)

and

Allstrong Investments Limited (“Allstrong”)

and

VODone Limited (“VODone”)

and

Dragon Joyce Limited (“the Company”)

Shareholders’ Agreement

in respect of

Dragon Joyce Limited

Certified Copy	LAU YIK CHI Solicitor, Hong Kong SAR Jones Day 5 NOV 2009

Jones Day

29th Floor Edinburgh Tower The Landmark 15

Queen’s Road Central Hong Kong

Tel: (852) 2526 6895

Fax: (852) 2868 5871

Table of Contents

1. Definitions	4
2. Designated Business and Company’s Activities	6
3. Funds, Financing and Additional Share Issues of the Company	7
4. Board Meetings and Major Members of the Company	7
5. Shareholders’ Meetings	9
6. Confidentiality	9
7. Transfer of Shares	9
8. Equity Cave-out	14
9. Breach of Contract	14
10. Representations, Warranties and Undertakings	15
11. Term of Agreement	15
12. Costs	15
13. Encumbrances	16
14. Notices	16
15. Waiver	16
16. Severability	17
17. Entire Agreement	17
18. Amendment of the Agreement	17
19. Binding Force on Successors	17
20. Non-Partnership	17
21. Conflict of Provisions	17
22. Further Undertakings	18
23. Time of Essence	18
24. Counterparts	18
25. Governing Law	18
Schedule 1 Current Details of the Company	24
Part 1A: Details of the Company (When this Agreement is executed)	24
Part 1B: Details of the Company (when this Agreement becomes effective)	25
Part 2: Details of China Wave Group Limited	26
Part 3: Details of Beauty Wave Limited	27
Part 5: Details of Huiyou Digital (Shenzhen) Limited	28
Schedule 2 Compliance of Agreement	29
Schedule 3 Shareholder Loan Transfer Agreement	33

THIS AGREEMENT is entered into on the 9th day of October, 2009 by and among the following parties:

(1)         King Reach Limited, a limited liability company incorporated under the laws of the British Virgin Islands, with its registered address at P.O. Box 933, 2nd floor, Abbott Building, Road Town, Tortola, British Virgin Islands (“King Reach”);

(2)         Great Faith Group Limited, a limited liability incorporated under the laws of the British Virgin Islands, with its registered address at P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands (“Great Faith”);

(3)         Allstrong Investments Limited, a limited liability incorporated under the laws of the British Virgin Islands, with its registered address at P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands (“Allstrong”) ;

(4)         VODone Limited, a limited liability company incorporated in Bermuda and listed on Stock Exchange of Hong Kong (“SEHK”) (stock code 00082), with its principal place of business at Room 3006, 30/F, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong (“VODone”); and

(5)         Dragon Joyce Limited, a limited liability company incorporated under the laws of the British Virgin Islands, with its registered address at P.O. Box 933, 2nd floor, Abbott Building, Road Town, Tortola, British Virgin Islands (“the Company”).

WHEREAS,

(A)       The Company is a limited liability company that is validly and lawfully incorporated and existing in British Virgin Islands, and its relevant details are set forth in Part 1 of Schedule 1.

(B)       The Company beneficially owns 100% of the equity in China Wave Group Limited (“China Wave”) and Beauty Wave Limited (“Beauty Wave”). Both China Wave and Beauty Wave Limited are limited liabilities companies validly and lawfully incorporated and existing in British Virgin Islands. Relevant details of China Wave and Beauty Wave are set forth in Part 2 and Part 3 of Schedule 1, respectively.

(C)       China Wave holds 100% of the equity in Uni-Force Development Limited (“Uni-Force Development”), which is a limited liability company validly and lawfully incorporated and existing in Hong Kong Special Administrative Region. The relevant details of Uni-Force Development are set forth in Part 4 of Schedule 1.

(D)       Uni-Force Development entered into an Agreement for the Transfer of 100% Equity in Huiyou Digital (Shenzhen) Limited with Huiyou Holdings Limited (“Huiyou Holdings”) on September 25, 2009 in order to be assigned 100% of the equity in Huiyou Digital (Shenzhen) Limited (a wholly foreign-owned enterprise validly and lawfully incorporated and existing under the applicable laws and regulations of the People’s Republic of China) (“Huiyou Digital”). The relevant details of Huiyou Digital are set forth in Part 5 of Schedule 1.

(E)        “China Wave”, “Beauty Wave”, “Uni-Force Development” and “Huiyou Digital” are herein collectively referred to as “Group Companies”.

(F)         King Reach, Great Faith and Allstrong are the registered shareholders of all shares of the Company when this Agreement is executed, and their respective shareholding proportions are shown in Part 1A of Schedule 1 hereto. In accordance with the Share Transfer Agreement entered into on October 9, 2009 by and among King Reach, Great Faith, Allstrong and VODone (hereinafter referred to as “the Contract”), VODone purchases seventy percent of the equity in the Company from King Reach, Great Faith and Allstrong as a whole. Upon completion of the Transaction mentioned in the Contract, King Reach, Great Faith, Allstrong and VODone have the shareholding proportions as shown in Part 1B of Schedule 1 hereto.

(G)       This Agreement shall become effective upon completion of the Transaction referred to in the Contract. The words and expressions used herein (including the preface) shall have the same meanings as are respectively assigned to them in the Contract.

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions

As used herein, unless the context otherwise requires, the following terms shall have the meanings defined below:

“Articles of Association”	means the Articles of Association of the Company, as amended from time to time;

“Auditor”	means an auditor appointed by the Company from time to time, which must be a world-renowned accounting firm recognized by VODone;

“Board of Directors”	means the Board of Directors of the Company;

“Designated Business”	means the business to be conducted by the Company under Article 2.1;

“Board Chairman”	means the Board Chairman of Directors of the Company appointed pursuant to Article 4.2;

“Directors”	means the then directors of the Company;

“Chief Financial Officer”	means the Chief Financial Officer of the Company who is in charge of the financial affairs of the Group Companies and must be a person having professional accounting qualifications in Hong Kong and recognized by VODone;

“Senior Management”

means the directors, Chief Financial Officer, general manager and senior officers participating in the business operations of the Group Companies, with the specific persons involved to be decided by the Board of Directors of the Company;

“Hong Kong”	means Hong Kong Special Administrative Region of the People’s Republic of China;

“Memorandum of Association”	means the Memorandum of Association of the Company, as amended from time to time;

“China”	means the People’s Republic of China, excluding Hong Kong and Macao SARs and Taiwan for the purposes of this Agreement;

“Register”	means the register of shareholders of the Company;

“Shares”	means the shares in the equity of the Company, with a par value of USD 1 per share;

“Shareholders”	mean the shareholders of the Company in the Register;

“Shareholder Loans”	means the loans made or to be made to the Company by shareholders, and mean the unpaid amounts of shareholder loans where the context so permits;

“Original Price”

means the equity price at the time of VODone’s first investments in the Company, namely, RMB 240,000 each share (the total consideration being RMB 168,000,000) or the consideration following the adjustment made according to Article 4 of the Contract (if applicable)

“RMB”	means Renminbi;

1.1       Unless provided for herein, the articles referred to herein shall mean the respective articles hereof.

1.2       Unless provided for herein, the words expressed in “persons” shall include individuals, companies and groups, body corporates or unincorporated organizations.

1.3       Any ordinance or provision thereof referred to herein shall include any amendment or supplement to, integration or substitute of such ordinance or its provision, and shall include any decree, regulation, instruction or other subordinate legislation made thereunder.

1.4       The titles herein are used for convenience only and shall not affect the interpretation of the terms hereof.

1.5       The schedules hereto shall constitute an integral part hereof.

1.6       Except as otherwise specified, all warranties, declarations, compensation guarantees, covenants, agreements and undertakings made or entered into by more than one person shall be deemed to be made or entered into by such persons jointly and severally.

1.7       The warranties, representations, undertakings or compensation guarantees are to the best knowledge or belief of any person or proposed or made in relation to such knowledge or made in a similar manner, and such warranties, representations, undertakings or compensation guarantees are true in terms of the content. Meanwhile, each of the warranties, representations or compensation guarantees shall be deemed to be made “subject to prudent and thoughtful inquiry”.

2. Designated Business and Company’s Activities

2.1       The sole business of the Company is to hold the Group Companies’ respective 100% equity in Beauty Wave and Huiyou Digital for investment purposes. The Company may not engage in any other activity or make any investment except such business.

2.2       Beauty Wave’s business scope covers investments and holdings, while Huiyou Digital’s business scope covers the technical development and services of computer software and hardware, investment consultancy for industrial projects, as well as technical development, wholesale, import and export and relevant auxiliary services for digital products and mechanical equipment (not involving the goods subject to state trading administration, where its business relates to the goods subject to quota or license management and other special regulations, Huiyou Digital shall file appropriate applications in accordance with applicable provisions of the State). In addition, Huiyou Digital will obtain relevant service charges and software sales expenses through the exclusive business cooperation between Huiyou Digital and Shenzhen KKfun Software Development Co., Ltd. (“KKfun”) and according to the exclusive business cooperation agreement.

2.3       Each shareholder shall:

(a)         Exercise all of its voting rights and powers in the Company in order to give full effect to the terms hereof, including applying the terms (if applicable), as if such terms have been incorporated into the Memorandum and Articles of Association of the Company;

(b)         Cause the directors nominated by it to support and implement all the reasonable proposals made on any board meeting and other meetings of the Company to properly develop and carry out the designated business agreed herein; and

(c)          Make every effort to promote the designated business and the interests of the

Company and the Group Companies.

3. Funds, Financing and Additional Share Issues of the Company

3.1       All the funds to be invested in the Group Companies by the Company shall be procured in the following manners:

(a)         First, the Company may, at its own discretion, arrange for third-party financing, and the guaranty in connection with such financing shall be provided by the shareholders based on their respective shareholding proportions.

(b)         Second, if such third-party financing is unavailable or the Board of Directors of the Company deems that such third-party financing is inconsistent with the overall commercial interests of the Company or such third-party financing fails to meet the capital needs, the shareholders shall provide funds to the Company by making shareholder loans to the Company and/or subscribing for the additional shares issued by the Company based on their respective shareholding proportions, with the issue price and details to be determined by the Board of Directors. In case any shareholder waives the right to subscribe for all or part of the additional shares issued by the Company available for its subscription, such unsubscribed new shares may be subscribed for by other shareholders based on their respective shareholding proportions.

3.2       In case, at any time, the Company issues additional shares or issues options, preemptive rights or other rights to allow the holders of such derivatives to exchange for the shares of the Company, the shareholders shall have the preemptive right to subscribe for such shares or options based on their respective shareholding proportions. If any shareholder waives the right to subscribe for all or part of the additional shares issued by the Company available for its subscription, such unsubscribed new shares may be subscribed for by other shareholders based on their respective shareholding proportions.

3.3       Except by a resolution adopted by the Board of Directors, the price of other investments in the Company and/or the Group Companies may not be lower than the then applicable original price.

4. Board Meetings and Major Members of the Company

4.1       A shareholder must hold 5% or above shares in the Company to be able to nominate director(s). Except as otherwise agreed by the shareholders in writing, the number of the Company’s directors is 7.

4.2       VODone shall be entitled to nominate 5 directors, King Reach 1 director, while Great Faith and Allstrong can jointly nominate 1 director. Relevant nominating shareholders may remove or replace the directors nominated by them at any time simply by notifying the other members of the Board of Directors in advance in writing. If any party ceases to be a shareholder, the director(s) nominated by it must also resign from the Board of Directors. Each shareholder shall be solely responsible to the Company and other shareholders for all actions and omissions of the director(s) nominated by it. The Board of Directors shall have a chairmanship, which will be assumed by one of the directors nominated by VODone.

4.3       All activities and management matters of the Company, including without limitation, the Company’s management over and investment decisions regarding the designated business (including but not limited to the following), must be approved by the Board of Directors in the form of resolutions.

(a) Formulation of effective fund management rules and regulations;

(b) Examination and approval of annual operating budget;

(c) Examination and approval of matters related to financing;

(d) Mergers and acquisitions;

(e) Changes in equity structure;

(f) Principles of dividend distribution; and

(g) Significant business decisions.

4.4       Each member of the Board of Directors shall not serve for more than three years in each term, but may be re-elected.

4.5       Three of the Company’s directors constitute a quorum for the passage of a Board resolution, and one of them shall be appointed by King Reach, Great Faith or Allstrong. All Board resolutions must be passed with the approval of the majority of the directors present at the Board meetings. Any written resolution executed by all the directors shall also be deemed as a valid Board resolution, as if it was a resolution adopted on a Board meeting.

4.6       The Board of Directors must hold an annual meeting, and the Chairman may convene other Board meetings depending on the business needs of the Company. However, any director shall also have the right to require the Chairman to convene a Board meeting. Any notice regarding the calling of a Board meeting must be served on each director no later than seven days prior to the meeting date, specifying the matters and/or resolutions to be discussed and/or adopted in the meetings.

4.7       Unless otherwise decided and unanimously agreed by the directors, all Board meetings shall be held in Mainland China and Hong Kong. Any director unable to be present at a Board meeting can attend the meeting via telephone, video phone or other similar communication equipment, provided, however, that all directors attending the meeting (whether in person or using communication equipment) must be able to hear each other, and the meetings held in such manner shall be deemed as meetings held validly.

4.8       In any Board meeting, each director shall have one vote. In case any director is unable to be present at a Board meeting, he may, in writing, commission an agent to be present at the Board meeting on his behalf and exercise the powers vested in the director. If such agent is another director, besides exercising the voting rights of his own, he may exercise the voting rights on behalf of the director who is not present.

4.9       Except as otherwise agreed by the shareholders, none of the directors will receive salaries, but the actual expenses advanced by a director for performing relevant duties imposed by the Company shall be reimbursed.

4.10     The Company will have a Chief Financial Officer and an account respectively.

4.11     Each member of the Senior Management needs to sign an employment contract containing non-competition terms with the Company.

5. Shareholders’ Meetings

Unless otherwise specified by this Agreement or the laws of the place where the Company is incorporated, the resolutions of all shareholders’ meetings must be adopted subject to the approval of the majority (calculated according to equity) of the Company’s shareholders present at such shareholders’ meetings.

6. Confidentiality

The parties hereto shall at any time keep strictly and absolutely confidential and secret all proprietary data directly or indirectly received during the negotiation and discussion of this Agreement and/or received in the capacity of the shareholders (current or previous) of the Company, and the parties hereto shall always make all reasonable efforts to procure that their respective senior officers, employees, agents, authorized persons, holding companies, subsidiaries and affiliated companies (if any) will also keep such data absolutely confidential and secret. Even if any party hereto ceases to hold the shares of the Company or otherwise ceases to be subject to other terms hereof, the provisions of this Article shall remain in full force and effect as to such party.

7. Transfer of Shares

7.1 Any transfer of shares must first be subject to the approval of the majority of the directors by a resolution, and then the relevant transferee of such shares can become a shareholder. In addition, if any shareholder transfers its shares in accordance with the provisions of the terms hereof, the relevant transferee of such shares must:

(a)         Execute appropriate legal instruments to undertake to be bound by this Agreement, as if such transferee was an original contracting party hereto;

(b)         Purchase all shareholder loans (if any) provided to the Company by the transferor; and

(c)          Provide relevant creditors with all guaranties or mortgages (if any) to ensure the repayments of the debts of the Company in place of the transferor, provided that the relevant creditors consent to such arrangement.

7.2          Subject to Article 7.1, the parties hereto agree to cause the Board of Directors to approve such share transfer under the following circumstances:

(a)         Any corporate shareholder transfers all or part of its shares to one of its wholly-owned subsidiaries or a wholly-owned subsidiary of its ultimate holding company, provided that if such transferee ceases to be a wholly-owned subsidiary of the foregoing transferor or its ultimate holding company, relevant shares shall be immediately transferred back to the foregoing transferor;

(b)         Any shareholder exercises the powers conferred under Article 7.3 and purchases shares from other shareholders in accordance with the provisions of Article 7.5; and

(c)          Any shareholder transfers its shares to other shareholders or any third party according to the provisions of Article 7.4.

7.3 (a)        If any shareholder commits the breaches of Article 9 hereof, any non-breaching shareholder shall be entitled to give a written notice (“Share Purchase Notice”) to such breaching shareholder (with a copy to the Board of Directors) within 30 days upon occurrence of such breaches, demanding purchasing all or part of the shares of such breaching shareholder, which must sell its shares in accordance with the provisions of this Paragraph. In case any non-breaching shareholder fails to exercise the foregoing share purchase right prior to the expiry of such 30-day period, such share purchase right shall become invalid and shall no longer have any force.

(b)         In case the shareholder intending to exercise such share purchase right (referred to the “Buyer” in this Paragraph) fails to agree with the breaching shareholder on the transfer price of the relevant shares within 14 days upon issuance of the Share Purchase Notice, both the Buyer and the breaching shareholder must immediately notify the Board of Directors and request the Board to retain the then auditor of the Company, on their behalf, to determine and prove within 14 days in writing, such amount of the fair value of the relevant shares on the date of the Share Purchase Notice of the Buyer as the auditor deems appropriate.

Upon receipt of the notification of the Buyer and/or the breaching shareholder, the Board of Directors shall immediately retain such auditor to determine the amount of the fair value of relevant shares in accordance with the preceding provision. The Buyer and the breaching shareholder must accept the amount determined and proven in such manner as the transfer price of the relevant shares. Such auditor shall serve as an expert rather than an arbitrator as regards the matters described in this Paragraph, and his decision is final and binding upon the shareholders. The costs incurred in connection with the determination of the fair value shall be solely borne by the breaching shareholder. For the purposes of this Paragraph, the fair value of relevant shares shall be 90% of the net asset value of the relevant shares as determined according to the accounting principles adopted by the Company on the date of the Buyer’s Share Purchase Notice (referred to as “Designated Price” in this Paragraph).

(c)               Any share transfer to be conducted between two shareholders under Article 7.4 must be completed according to Article 7.6 after the parties agree upon the transfer price or the auditor determines the Designated Price.

7.4 (a)        Except under the circumstances of Article 7.3, if any shareholder (referred to as “Transferor”) intends to transfer or sell its shares or any interest in its shares, such shareholder must sends a written notice (“Transfer Notice”) to the Board of Directors, specifying the above shares or interests to be transferred and listing the transfer price per share and the number of shares to be transferred. Such Transfer Notice turns the Board of Directors into an agent of the Transferor in order to sell to any shareholder the shares described in the Transfer Notice. Except with the approval of the all the other shareholders, the Transferor may not withdraw the Transfer Notice.

(b)              If, within 30 days upon receipt by the Board of the Transfer Notice, none of the other shareholders is willing to accept the transferred shares at the transfer price proposed by the Transferor or the price otherwise agreed by the parties, or the number of shares other shareholders agree to accept is less than that of the transferred shares, the status of the Board as the agent of the Transferor will expire automatically, and the Transferor may sell the portion of its shares not accepted by other shareholders to any third party other than the shareholders, subject to the following conditions:

(i)                 The Transferor may not transfer the shares to such third party at more favorable conditions (and the transfer price may not be lower than that set forth in the Transfer Notice), and

(ii)              The transfer of relevant shares and the related persons must comply with the provisions of Article 7.1.

7.5 (a)        Subject to the provisions of Articles 7.3 and 7.4, if relevant shareholders (referred to as “Subscribing Shareholders” in this Paragraph) subscribe for all or part of the shares, the Board of Director must notify the Transferor of the relevant shares, specifying the place and date of transaction (no less than 7 days but not more than 28 days from the day next to the notification date). In the event that the total number of shares subscribed for by such Subscribing Shareholders exceeds the number of the shares sold by the Transferor, the number of sold shares to be allotted to each Subscribing Shareholder will be determined according to the shareholding proportions of such Subscribing Shareholders in the Company.

(b)              The Transferor must sell the number of sold shares that have been subscribed for (along with all accessory rights but free of all mortgages, debts and encumbrances) at prescribed time and place and deliver the price to the Board of Directors (as the agent of the proposed seller). If the proposed seller refuses to transfer the shares that have been subscribed for, any person appointed by the Board shall have the right to execute all documents related to the sold shares on behalf of the proposed seller. The selling price, net of the costs and expenses to be borne by the proposed seller as well as any debt owed by the proposed seller to the Company, shall be delivered to the proposed seller.

7.6          The shareholder must cause the director(s) nominated by it to resign after selling its shares.

7.7          When the Board of Directors makes a resolution regarding any share transfer pursuant to the provisions hereof, the director(s) nominated by the relevant shareholders must avoid participating in the vote.

7.8          Tag-along Rights

(a)                   In case the transferred shares are not accepted by other shareholders (referred to as “Engaged Parties” in this Paragraph) under Article 7.4, the Engaged Parties shall have the right to follow the Transferor to sell the transferred shares to any third party according to the terms of the Transfer Notice issued by the Transferor and Article 7.4. Within 30 days upon receipt of the Transfer Notice, each of the Engaged Parties needs to notify the Transferor in writing of its intention to exercise the Tag-along Rights and list the number of shares that such Engaged Party intends to sell to such third party. Upon completion of the share transfer, such Engaged Party needs to deliver to such third party the share certificates, transfer deeds and other necessary documents of the all sold shares, while the Transferor needs to cause such third party to pay such Engaged Party the transfer price based on the proportion occupied by such Engaged Party in the transferred shares.

(b)                   The number of the shares that each Engaged Party has the Tag-along Rights to sell may not less than

(i)                       The number of transferred shares, multiplied by

(ii)                    A fraction (the numerator is the number of the shares held by the Engaged Party, and the denominator is the number of shares held by the Transferor and all the Engaged Parties as at the date when the Transfer Notice is issued).

If there is any change in the number of the shares that such third party intends to purchase, the number of transferred shares in (i) hereinabove shall be replaced by the number of shares that such third party intends to purchase.

(c)                  In case such third party refuses to purchase shares from the Engaged Parties exercising the Tag-along Rights under this Article 7.8, the Transferor may not sell any shares to such third party, except that the Transferor purchases from the Engaged Parties the number of shares that such Engaged Parties intend to sell to such third party according to the terms of the Transfer Notice.

(d)                 The Engaged Parties’ exercise of or failure to exercise their Tag-along Rights under this Article 7.8 with respect to certain transferred shares shall not affect the tag-rights of such Engaged Parties with respect to the transferred shares in the future.

7.9 Drag-along Rights

(a)               The shareholder holding more than 50% of the equity in the Company (“Majority Shareholder”) will have the right to force (“Drag-along Rights”) other shareholders (“Minority Shareholders”) to sell all the shares (shares free from any claim, mortgage, pledge, lien, charge, other guaranty or encumbrance or third party interests) held by them to any third party (“Acquiring Party”) that makes a proposal to the Company or the Majority Shareholder that it will purchase no less than 50% of the equity in the Company at the total price no less than RMB one-point-six billion (RMB 160,000,000), if calculated based on 100% of the equity in the Company.

(b)              When exercising the Drag-along Rights, the Majority Shareholder shall issue to each Minority Shareholder a written notice containing the following terms (“Drag-along Notice”):

(i)                       Price per share and other terms in respect of Drag-along;

(ii)                    The name, address of the Acquiring Party and its beneficial ownership (based on the information available to the Majority Shareholder); and

(iii)                 The proposed date when the Drag-along sale will be completed (“Date of Completion of Drag-along Sale”), while such Date of Completion of Drag-along Sale shall be no less than thirty (30) days but no later than ninety (90) days from the date of Drag-along notice.

(c)               Upon receipt of the Drag-along Notice, each Minority Shareholder must join in the Drag-along sale in accordance with the terms of the Drag-along Notice and

(i)                       Transfer the number of shares held by it as listed in the Drag-along Notice (shares free from any claim, mortgage, pledge, lien, charge, other guaranties or encumbrances or third party interests) on the Date of Completion of Drag-along Sale and deliver to such third party the share certificates, transfer deeds and other necessary documents of such shares;

(ii)                    Collect the transfer price from the Acquiring Party or otherwise according to the transfer deeds signed then; and

(iii)                 Effectuate the Drag-along sale through sincere cooperation.

(d)      At the time of Drag-along sale, if the Majority Shareholder only sells the shares held by it rather than all the shares of the Company, the number of shares to be sold by each Minority Shareholder will equal to

(i)                       The number of shares held by such Minority Shareholder, multiplied by

(ii)                    A fraction (the enumerator is the number of shares to be sold by the Majority Shareholder, and the denominator is the number of all the shares held by the Majority Shareholder).

8. Equity Cave-out

8.1   The shareholders agree that the Company can be independently listed on an internationally recognized stock exchange (in Hong Kong and USA) through equity cave-out, as appropriate.

8.2   The shareholders shall do their best to assist the Company in the completion of listing in the capacity of shareholders and director appointors.

9. Breach of Contract

Any of the following circumstances, when occurring to any shareholder, shall constitute a breach:

(a)         A liquidator, administrator, receiver, trustee or similar official is appointed for all or part of its business or assets due to its inability to repay debts;

(b)         Such shareholder is unable to or admits its inability to pay the debts becoming due, or declares or has fallen into bankruptcy or insolvability;

(c)          Its creditors receive all or any part of its business or material assets, or seize its business or any material asset, or such business or asset becomes the execution object of legal proceedings, and such receivership, seizure or execution object is not released within 3 days;

(d)         Such shareholder stops or threatens to stop the operation of its business or any material part thereof, or sells or threatens to sell or any government or other agency confiscates or threatens to confiscate all or any material part of its business or assets, or such shareholder replaces or threatens to replace its management; or

(e)          Such shareholder breaches its responsibilities hereunder; if such breach is remediable, the shareholder fails to correct such breach within 30 days after other shareholders give it a written notice specifying the actions required to be taken to make corrections.

10. Representations, Warranties and Undertakings

10.1 Each contracting party expressly represents, warrants and undertakes to other shareholders that:

(a)         It shall do all the necessary things and take or cause to be taken all necessary actions with respect to the matters of the Company and the Group Companies (including but not limited to, without prejudice to the generality of the foregoing, giving necessary instructions to the director(s) nominated by it, convening shareholders’ meetings and voting at such meetings) in order to ensure the full and complete compliance with and performance of the terms hereof;

(b)         If it is a body corporate, it has been duly incorporated and validly existing under the laws of the place of its incorporation; all internal approvals, shareholders’ approvals and other approvals for the execution, delivery and performance of this Agreement have been obtained;

(c)          It has the right to execute and deliver this Agreement and perform its obligations hereunder; its execution, delivery of this Agreement or performance of the obligations hereunder will not breach any contract to which it is a party, nor violate laws, regulations or other provisions of legal effect that it shall comply with; and

(d)         The terms hereof are effective and legally binding upon it.

11. Term of Agreement

11.1 If any shareholder ceases to be a shareholder of the Company, it will no longer be subject to or protected by the terms hereof, except for the obligations of shareholders specified in Article.

11.2 This Agreement shall remain fully lawful and effective as long as there is at least one shareholder or until all the shareholders agree to terminate this Agreement.

11.3 The termination of this Agreement does not compromise or affect any right or legal liability hereunder arising prior to the termination.

12. Costs

Each of the shareholders shall be solely responsible for their respective costs and expenses in connection with the negotiation, preparation and execution of this Agreement.

13. Encumbrances

Without the prior written consent of other shareholders, no shareholder may create or allow the existence of any pledge, lien or mortgage, or grant any option or other rights on the shares held by it, or dispose of any interest in such shares (except for the transfer conducted according to the Articles of Association of the Company and the terms of this Agreement).

14. Notices

14.1 Any notice, request, demand for payment or other communications to be given or made hereunder must be in writing, and shall be sent or delivered to relevant parties hereto by hand, by ordinary mails or registered mails (if addressed to other countries or regions, by airmail), or by fax. Such communications shall be sent to the appropriate recipients at the addresses listed herein or to other addresses of such recipients as designated by the contracting parities hereto in writing from time to time.

14.2 Any notice, request, demand for payment or other communications sent or made hereunder shall be deemed duly received: (i) in case of any written communication sent by hand, the date when such communication is delivered and a receipt is obtained; in case of any written communication sent by postage prepaid ordinary mail or registered mail, such communication will be deemed duly received on the 3rd business day after the mailing for local mails (within the territory of Hong Kong ) and on the 5th business day after mailing for overseas (including Mainland China for purposes of this Article) mails; if sent by telefax, such communication shall be deemed duly received immediately after being sent.

14.3 The communications delivered in the manner specified in this Article will be deemed served and regarded as the proof of service, for example, the communications have been left with the address of the correspondent/recipient; or the envelope with the correct correspondent address and communication content and with the postage fully paid, has been sent; or the communications have been faxed to the correspondent/recipient, such facts shall be deemed as sufficient proof of service. If the communications are sent by fax, the report of successful delivery printed by the fax machine may be deemed as the proof of service.

14.4 Nothing contained in this Article may exclude other communication means permitted by any law.

15. Waiver

Unless otherwise agreed in writing, the failure of any party hereto to require the breaching party to perform any provision hereof shall in no way affect the right of such party to require the breaching party to perform such provision or other provisions hereof, and the waiver by any party hereto of the breach of any provision hereof by the breaching party shall not constitute a waiver of such provision or any other right hereunder.

16. Severability

Should any provision hereof become illegal, invalid or unenforceable under the laws of any jurisdiction at any time, such illegality, invalidity or unenforceability shall not affect or impair the legality, validity and enforceability of the remaining provisions under the laws of such jurisdiction, or the legality, validity and enforceability of such provision under the laws of other jurisdictions.

17. Entire Agreement

This Agreement shall constitute an entire agreement among the parties hereto with respect to the management of the shareholders’ rights and obligations towards the Company, and shall supersede all and any other express or implied agreements or covenants regarding the same matters.

18. Amendment of the Agreement

No amendment may be made to this Agreement except in writing and signed by the shareholders or their respective representatives.

19. Binding Force on Successors

This Agreement shall be binding upon and inure to the benefit of the successors, assignees and personal representatives of the parties hereto (as the case may be).

20. Non-Partnership

Nothing contained herein shall be deemed to create a partnership among the parties hereto, and no party hereto may have the right to subject other parties hereto to such partnership.

21. Conflict of Provisions

The content of this Agreement is in addition to the Articles of Association of the Company; in case there is any conflict between the content of this Agreement and that of the Articles of Association during the duration of this Agreement, the former shall prevail with respect to the relations among the parties hereto. The parties hereto shall act according to the provisions hereof and shall take proper actions to make the relevant provisions of the Articles of Association.

22. Further Undertakings

In case any party hereto by writing reasonably requires another party hereto to perform the provisions hereof and give full force and effect to such provisions, the parties hereto shall, and shall make all reasonable efforts to cause any necessary third party to make, sign and perform all prospective related deeds, documents, undertakings, legal actions and matters.

23. Time of Essence

Any date or period referred to herein may be postponed or extended by the parties hereto through negotiation, and if not so, such date or period shall constitute an element of this Agreement.

24. Counterparts

This Agreement may be executed in multiple copies and shall become effective immediately after each party hereto executes a signed copy, and all the signed copies shall constitute the same document. Thereafter, the parties hereto shall exchange the signed copies respectively signed by them with each other for countersignature, so that each party hereto can have a complete signed copy.

25. Governing Law

25.1         This Agreement shall be governed by and interpreted in accordance with the laws of Hong Kong.

25.2         The parties hereto agree that any lawsuit or legal proceedings against the parties themselves or any of their assets arising out of or in connection with this Agreement may be brought before the courts of Hong Kong; the parties hereto hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of Hong Kong courts over the above-mentioned lawsuits or legal proceedings. The parities’ agreement to submit to the jurisdiction of Hong Kong courts shall not (and does not) constitute limitations on the right of any party hereto to conduct legal proceedings in any appropriate jurisdiction, and the legal proceedings conducted in any one or more jurisdictions may not prevent the legal proceedings conducted in any other jurisdiction, whether they are concurrent or not.

25.3         King Reach hereby irrevocably appoints Chengming Consultancy Co., Ltd. (address: 1/F, Sunning Plaza, 10 Hysan Avenue, Causeway Bay, Hong Kong, Tel: 28946622, Fax: 25043308) as its agent (“King Reach’ Agent”) to receive and confirm service of any writ, summons, order, verdict or other legal process notices (collectively referred to as “Legal Notices”). Such service shall be deemed completed on delivery to King Reach’ Agent or to the above address or latest address available by registered mail on the second business day after mailing, or in case there is a mailbox at the above address or the latest address available, such service shall be deemed completed when any legal notice is inserted into such mailbox (whether or not it is forwarded to and received by the King Reach). If King Reach’ Agent is unable to continue to act as the agent for King Reach for whatsoever reason, King Reach shall appoint another agent in Hong Kong for the same purpose and notify the other parties hereto of such appointment in writing. Unless and until the notice of the appointment of the new agent is received by another party hereto, any legal notice will be deemed to have been duly and lawfully served on King Reach if duly delivered to King Reach’s Agent. In case King Reach fails to provide the details of the above agent when signing this Agreement, King Reach shall undertake to provide such details to the Buyer within three days upon the date of signature hereof.

25.4         Great Faith hereby irrevocably appoints Chengming Consultancy Co., Ltd. (address: 1/F, Sunning Plaza, 10 Hysan Avenue, Causeway Bay, Hong Kong, Tel: 28946622, Fax: 25043308) as its agent (“Great Faith’ Agent”) to receive and confirm service of any writ, summons, order, verdict or other legal process notices (collectively referred to as “Legal Notices”). Such service shall be deemed completed on delivery to Great Faith’ Agent or to the above address or latest address available by registered mail on the second business day after mailing, or in case there is a mailbox at the above address or the latest address available, such service shall be deemed completed when any legal notice is inserted into such mailbox (whether or not it is forwarded to and received by the Great Faith). If Great Faith’ Agent is unable to continue to act as the agent for Great Faith for whatsoever reason, Great Faith shall appoint another agent in Hong Kong for the same purpose and notify the other parties hereto of such appointment in writing. Unless and until the notice of the appointment of the new agent is received by another party hereto, any legal notice will be deemed to have been duly and lawfully served on Great Faith if duly delivered to Great Faith’s Agent. In case Great Faith fails to provide the details of the above agent when signing this Agreement, Great Faith shall undertake to provide such details to the Buyer within three days upon the date of signature hereof.

25.5         Allstrong hereby irrevocably appoints Chengming Consultancy Co., Ltd. (address: 1/F, Sunning Plaza, 10 Hysan Avenue, Causeway Bay, Hong Kong, Tel: 28946622, Fax: 25043308) as its agent (“Allstrong’ Agent”) to receive and confirm service of any writ, summons, order, verdict or other legal process notices (collectively referred to as “Legal Notices”). Such service shall be deemed completed on delivery to Allstrong’ Agent or to the above address or latest address available by registered mail on the second business day after mailing, or in case there is a mailbox at the above address or the latest address available, such service shall be deemed completed when any legal notice is inserted into such mailbox (whether or not it is forwarded to and received by the Allstrong). If Allstrong’ Agent is unable to continue to act as the agent for Allstrong for whatsoever reason, Allstrong shall appoint another agent in Hong Kong for the same purpose and notify the other parties hereto of such appointment in writing. Unless and until the notice of the appointment of the new agent is received by another party hereto, any legal notice will be deemed to have been duly and lawfully served on Allstrong if duly delivered to Allstrong’s Agent. In case Allstrong fails to provide the details of the above agent when signing this Agreement, Allstrong shall undertake to provide such details to the Buyer within three days upon the date of signature hereof.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto on the date first written above.

King Reach Limited	For and on behalf of

	[Affixed with company chop]	[Affixed with common seal]

Seal	/s/ Chang Tat Joel

Authorized Signature (s)

Authorized Representative (name): Chang, Tat Joel

Title:

Witness (name): Chu Hei

Signature:	/s/ Chu Hei

Great Faith Group Limited	For and on behalf of

	[Affixed with company chop]	[Affixed with common seal]

Seal	/s/ Chang Tat Joel

Authorized Signature (s)

Authorized Representative (name): Chang, Tat Joel

Title:

Witness (name): Chu Hei

Signature:	/s/ Chu Hei

Allstrong Investments Limited	For and on behalf of

	[Affixed with company chop]	[Affixed with common seal]

Seal	/s/ Chang Tat Joel

Authorized Signature (s)

Authorized Representative (name): Chang, Tat Joel

Title:

Witness (name): Chu Hei

Signature:	/s/ Chu Hei

VODone Limited	For and on behalf of

	[Affixed with company chop]	[Affixed with common seal]

Seal	/s/ Hendrick Sin

Authorised Signature(s)

Authorized Representative (name): Sin, Hendrick

Title: director

Witness (name): LAU YIK CHI, Solicitor, Hong Kong SAR, Jones Day [affixed with a chop]

Signature:	/s/ Lau Yik Chi

Dragon Joyce Limited	For and on behalf of

	[Affixed with company chop]	[Affixed with common seal]

Seal	/s/ Chang Tat Joel

Director/Authorized Signature(s)

Authorized Representative (name): Chang, Tat Joel

Title:

Witness (name): Chu Hei

Signature:	/s/ Chu Hei

Schedule 1 Current Details of the Company

Part 1A: Details of the Company (When this Agreement is executed)

Name:	Dragon Joyce Limited

Place of incorporation:	British Virgin Islands

Registration number:	1525946

Date of incorporation:	March 25, 2009

Registered office:	British Virgin Islands

Authorized capital:	USD 50,000, divided into 50,000 common shares with a par value of USD 1 each share

Issued capital:	USD 1,000, divided into 1,000 common shares, with a par value of USD 1 each share

Shareholders:

	Name	Shareholding Quantity and Percentage

	1. King Reach Limited	833 (83.3)%

	2. Great Faith Group Limited	96 (9.6)%

	3. Allstrong Investments Limited	71 (7.1)%

Director (s):	MUROTA, Wataru

Main business:	investments and holdings

Part 1B: Details of the Company (when this Agreement becomes effective)

Name:	Dragon Joyce Limited

Place of incorporation:	British Virgin Islands

Registration number:	1525946

Date of incorporation:	March 25, 2009

Registered office:	British Virgin Islands

Authorized capital:	USD 50,000, divided into 50,000 common shares with a par value of USD 1 each share

Issued capital:	USD 1,000, divided into 1,000 common shares, with a par value of USD 1 each share

Shareholders:

	Name	Shareholding Quantity and Percentage

	1. King Reach Limited	250 (25)%

	2. Great Faith Group Limited	50 (5)%

	3. Allstrong Investments Limited	0 (0)%

	4. VODone	700 (70)%

Directors:	Doctor Zhang Lijun (Chairman)

Ms. Wang Chun

Mr. Yu Kangzhu

Mr. Xian Handi

Ms. Zhan Jianghong

Mr. Zhang Zhigang

Mr. Ma Zhiqiang

Main business:	investments and holdings

Part 2: Details of China Wave Group Limited

Name:	China Wave Group Limited

Place of incorporation:	British Virgin Islands

Registration no.:	1545797

Date of incorporation:	August 28, 2009

Registered office:	British Virgin Islands

Authorized capital:	USD 50,000, divided into 50,000 common shares, with a par value of USD 1 each share

Issued capital:	USD 1, divided into 1 common share with a par value of USD 1

Shareholder:

	Name	Shareholding Quantity and Percentage

	1. Dragon Joyce Limited	100%

Director (s):	MUROTA, Wataru

Main business:	investments and holdings

Part 3: Details of Beauty Wave Limited

Name:	Beauty Wave Limited

Place of incorporation:	British Virgin Islands

Registration no.:	1524345

Date of incorporation:	March 12, 2009

Registered office:	British Virgin Islands

Authorized capital:	USD 50,000, divided into 50,000 common shares, with a par value of USD 1 each share

Issued capital:	USD 1, divided into 1 common share with a par value of USD 1

Shareholder:

	Name	Shareholding Quantity and Percentage

	1. Dragon Joyce Limited	100%

Director (s):	MUROTA, Wataru

Main business:	investments and holdings

Part 4: Details of Uni-Force Development Limited

Name:	Uni-Force Development Limited

Place of incorporation:	Hong Kong

Registration no.:	1354772

Date of incorporation:	July 23, 2009

Registered office:	2/F, Pak Sha Road, Causeway Bay, Hong Kong

Authorized capital:	HKD 10,000 (HK$ 10,000), divided into 10,000 common shares, with a par value of HKD 1 (HK$ 1) each share

Issued capital:	HKD 1 (HK$ 1), divided into 1 common share with a par value of USD 1 (HK$ 1)

Shareholder:

	Name	Shareholding Quantity and Percentage

	China Wave Group Limited	100%

Director (s):	MUROTA, Wataru

Main business:	investments and holdings

Part 5: Details of Huiyou Digital (Shenzhen) Limited

Name:	Huiyou Digital (Shenzhen) Limited

Place of incorporation:	China

Registration no.:	440301503232643

Date of incorporation:	July 6, 2007

Registered office:	14D, Cuilan Building, North Dongmen Road, Luohu District, Shenzhen

Total investment:	HKD 550,000

Registered capital:	HKD 550,000

Shareholder:

	Name	Shareholding Quantity and Percentage

	Uni-Force Development Limited	100%

Director:	Yan Jie

Main business:

technical development and services of computer software and hardware, investment consultancy for industrial projects, as well as technical development, wholesale, import and export and relevant auxiliary services for digital products and mechanical equipment (not involving the goods subject to state trading administration, where its business relates to the goods subject to quota or license management and other special regulations, Huiyou Digital shall file appropriate applications in accordance with applicable provisions of the State).

Schedule 2

Compliance of Agreement

THIS AGREEMENT is entered into this 9th day of October, 2009, by and among the following parties:

(1) King Reach Limited, a limited liability company incorporated under the laws of the British Virgin Islands, with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“King Reach”);

(2) Great Faith Group Limited, a limited liability incorporated under the laws of the British Virgin Islands, with its registered address at P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands (“Great Faith”);

(3) Allstrong Investments Limited, a limited liability incorporated under the laws of the British Virgin Islands, with its registered address at P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands (“Allstrong”) ;

(4) VODone Limited, a limited liability company incorporated in Bermuda and listed on Stock Exchange of Hong Kong (“SEHK”) (stock code 00082), with its principal place of business at [•] , with its main business being [•] (“VODone”); and

(5) Dragon Joyce Limited, a limited liability company incorporated under the laws of the British Virgin Islands, with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“the Company”).

(6) [•], a limited liability company validly existing under the laws of [•], with its registered address at [•] (hereinafter referred to as “New Shareholder”).

WHEREAS.

A.            “Name of Transferor” (hereinafter referred to as “Transferor”) is a contracting party to the Shareholders’ Agreement (hereinafter referred to as “Shareholders’ Agreement”) signed on [date]/ [•] has acceded to the Shareholders’ Agreement signed on [date] through the Accession Contract signed on [date] of the previous Accession Contract (hereinafter referred to as “Shareholders’ Agreement”); while the shareholders have agreed on the provisions regarding the ownership and business of the Company through the Shareholders’ Agreement.

B.            The Transferor intends to transfer the shares described in the schedules (hereinafter referred to as “Transferred Interests”) while the New Shareholder agrees to purchase the Transferred Interests subject to and in accordance with the terms and conditions of the agreement signed on “Date of Transfer Agreement”.

This Agreement affirms that:

1. Definitions and Interpretation

1.1 Unless the context and the content otherwise require, the words and expressions used herein (including the preface and schedules hereto) shall have the same meanings as in the Shareholders’ Agreement.

1.2 The titles and section headings herein are inserted for the convenience of reference only and shall not affect the interpretation of this Agreement.

2. Representations and Warranties

2.1 The New Shareholder hereby represents and warrants to other parties hereto that:

(a)

Legal status: it is a limited liability company duly incorporated and validly existing under the laws of the jurisdiction set forth in Page 1 of this Agreement and has the power and authority to own its assets and conduct its current and/or proposed business.

(b)	Powers: it has the powers to (i) enter into this Agreement and exercise, perform and comply with the rights and obligations hereunder, and (ii) serve as a shareholder of the Company.

(c)

All authority and permissions are aimed to (1) enable it to lawfully enter into this Agreement and exercise, perform and comply with the rights and obligations under this Agreement and the Shareholders’ Agreement, and serve as a shareholder of the Company; (ii) ensure that its obligations under this Agreement and the Shareholders’ Agreement are valid, legally binding and enforceable by law; and (iii) make this Agreement and the Shareholders’ Agreement admissible evidences in the courts in the jurisdiction of the incorporation of the Company.

(d)

No violation of laws: its conclusion of this Agreement and the Shareholders’ Agreement, exercise and/or performance of or compliance with the rights and obligations under this Agreement and the Shareholders’ Agreement, and its purchase of shares do not (and will not) violate or transcend (i) any law to which it is subject or (ii) the provisions of its Memorandum and Articles of Association or (as the case may be) the certificate of incorporation or bylaw/ordinance, or any limitation imposed by similar documents.

(e)	Binding obligations: its obligations under this Agreement and the Shareholders’ Agreement are valid, legally binding and enforceable by law.

(f)

No breach of other agreements: its conclusion of this Agreement and the Shareholders’ Agreement, as well as exercise and/or performance of or compliance with the rights and obligations under this Agreement and the Shareholders’ Agreement and its purchase of shares do not (and will not) breach any agreement binding upon its assets to which it is a party.

3. Restrictions on the New Shareholder

The existing shareholders of the Company agree that the Transferor may grant and transfer its rights and obligations under the Shareholders’ Agreement to the New Shareholder, while the New Shareholder irrevocably agrees and covenants to the existing shareholders and the Company that, as of the date of this Agreement, the New Shareholder will fully and directly subject itself to each of the terms and conditions of the Shareholders’ Agreement and will comply with and perform each of the terms and conditions of the Shareholders’ Agreement, as if it was named an original contracting party of the Shareholders’ Agreement, and such terms and conditions shall have the same relevance, applicability and binding force as to or on the Transferor.

4. Notices

For purposes of Article 25 of the Shareholders’ Agreement, the address and fax number designated by the New Shareholder have been listed in the signature page hereof.

5. Further Warranties

The parties hereto expressly agree that they must execute and conduct, and if necessary, cause all other persons or companies to execute and conduct all such further things, warranties, actions and matters as are reasonably necessary to give full force and effect to the terms and conditions of this Agreement.

6. Counterparts

This Agreement may be executed in multiple copies and all signed copies will be deemed as originals and constitute one and the same document.

7. Governing Law

The parties hereto agree that this Agreement is subject to the jurisdiction of the laws of Hong Kong, and they agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

8. Severability

Should any term, condition, provision, clause, covenant and warranty under this Agreement become illegal, invalid, prohibited or unenforceable by law, the foregoing shall be deemed as invalid to the extent of such illegality, invalidity, prohibition or unenforceability and on the precondition of not invalidating the remaining clauses of this Agreement; meanwhile, such illegality, invalidity, prohibition or unenforceability at law will not repeal or render the other terms, conditions, provisions, clauses and covenants set forth herein invalid, illegal or unenforceable by law.

9. No Transfer

This Agreement and all the rights and obligations hereunder are the rights and obligations of the parties hereto themselves, and without the prior written consent of other parties hereto, no party hereto may transfer or attempt to transfer any such right or obligation to any third party.

10. Binding Force

This Agreement will be binding upon the successors in title and legally permitted assigns of the parties hereto.

Schedule 3

Shareholder Loan Transfer Agreement

THIS AGREEMENT is entered into on [•] by and between the following two parties:

(1)         [•], a limited liability company incorporated under the laws of British Virgin Islands, with its registered address at P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands (“Transferor”); and

(2)         [•], a limited liability company incorporated under the laws of [•], with its registered address at [•] (“Transferee”).

WHEREAS,

1.              The Transferor is a shareholder of Dragon Joyce Limited (“the Company”) and signed an Equity Transfer Agreement with the Transferee on [•].

2.              The Transferor provides a loan of in a total [currency & amount] to the Company (“the Loan”).

3.              Both parties agree that the Transferor can transfer the Loan to the Transferee in accordance with this Agreement.

NOW, THEREFORE, both parties enter into this Agreement for joint compliance.

(1)         The Transferor will transfer the Loan together with the corresponding interest (if any) to the Transferee and ensure the transferability.

(2)         The Transferee agrees to be assigned the Loan. The Transferee shall be entitled to all interests in the Loan, including recovery of the principal of the Loan and the collection of the corresponding interest thereon (if any).

(3)         The Transferor shall notify the Company of the transfer hereunder.

(4)         This Agreement shall come into force as of the date of the signature hereof/the date when the Equity Transfer Agreement was signed.

(5)         This Agreement shall be interpreted in accordance with the laws of Hong Kong.